UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2006

ALMOST FAMILY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-09848	06-1153720
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

9510 Ormsby Station Road, Suite 300
Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip Code)

(502) 891-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 17, 2006, the Compensation Committee of the Registrant’s Board of Directors adopted a proposal through a written consent to authorize the payment of cash incentives for fiscal year 2005 to the following executive officers in the amounts set forth beside their names below:

2005 Incentive Compensation
William B. Yarmuth, Chairman, President and Chief Executive Officer	$275,000

C. Steven Guenthner, Vice President and Chief Financial Officer	$107,139

P. Todd Lyles, Senior Vice President — Administration	$59,490

Item 8.01. Other Events

At the Registrant’s annual meeting of stockholders held on May 22, 2006, the shareholders re-elected the following seven persons to one-year terms on the Registrant’s Board of Directors:  William B. Yarmuth, Steven B. Bing, Donald G. McClinton, Tyree G. Wilburn, Jonathan D. Goldberg, W. Earl Reed III, and Henry M. Altman, Jr.  In addition, the Board of Directors designated the following two persons as additional executive officers of the Registrant, each retaining his or her previous office title:  David M. Pruitt as Vice President — In-Home Program and Phyllis D. Montville as Vice President — Visiting Services Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALMOST FAMILY, INC.

Date: May 22, 2006	By	/s/ C. Steven Guenthner
C. Steven Guenthner
Senior Vice President and
Chief Financial Officer